SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT: March 31, 2005

(Date of earliest event reported)

OVERSEAS PARTNERS LTD.

(Exact name of registrant as specified in its charter)

Islands of Bermuda	0-11538	N/A
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-0788

Not Applicable

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Following approval by the Board of Directors of Overseas Partners Ltd., based upon recommendations from the Compensation Committee of the Board of Directors, on March 31, 2005 the following final Retention and Incentive Awards were made to the specified executive officers of the Company in connection with their employment for the period April 1, 2002 to March 31, 2005 (to April 14, 2005 for Mr. Bridges and Mr. Cloutier):

Name	Title	Amount
Mark R. Bridges	President, Chief Executive Officer and Chief Financial Officer	$3,250,000
Mark B. Cloutier	President and Chief Executive Officer, OP Re	$1,700,000
Lynda A. Davidson Leader	SVP Director of Operations	$465,221
Chris Fleming	Chief Accounting Officer	$271,557
D. Campbell McBeath	SVP Treasury and Investments	$462,062
Caroline M. Komposch	SVP Cedant Management	$332,699

Mr. Cloutier, Mr. McBeath and Ms. Komposch will also receive severance payments as provided for in their Statements of Employment. The terms of their Statements of Employment are disclosed in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, hereunto duly authorized.

Date: March 31, 2005	OVERSEAS PARTNERS LTD.
(Registrant)

	By:	/s/ Mark R. Bridges
Mark R. Bridges
President and Chief Executive Officer